Exhibit 4.1
NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
WARRANT AGREEMENT
BETWEEN
SERINA THERAPEUTICS, INC.
AND
[●]
THIS WARRANT AGREEMENT (this “Warrant Agreement”), dated as of [ ], 2025, is by and between Serina Therapeutics, Inc., a Delaware corporation (the “Company”), and [●], a [●] (including its successors and assigns, the “Investor”).
WHEREAS, pursuant to that certain convertible note dated as of the date hereof, issued by the Company to the Investor (the “Note”), the Company will issue [●]warrants (the “Warrants”) to purchase [●] shares of the Company’s common stock, par value $0.0001 (“Common Stock”) to Investor; and
WHEREAS, each Warrant shall be exercisable at an exercise price equal to $5.44 per Warrant and expire on the earlier of (i) sixty (60) days following the date the data monitoring safety board for the registrational clinical study program of the Company’s SER-252 (POZ-apomorphine) in advanced Parkinson’s Disease approves enrollment of the second cohort in such study and (ii) September 30, 2026; provided that, the foregoing notwithstanding, the Warrants shall not expire until at least sixty (60) days after shareholder approval of the Note and the Warrants has been obtained as contemplated by Section 10(g) of the Note (the “Expiration Date”).
NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
1.DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Note.
2.REGISTERED HOLDER. Prior to due presentment for registration of a Permitted Transfer of any Warrant, the Company may deem and treat the Investor (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.
3.TERMS AND EXERCISE OF WARRANTS.
3.1Warrant Price. This Warrant Agreement entitles the Registered Holder thereof, subject to the provisions of this Warrant Agreement, to purchase from the Company up to [●] shares of Common Stock at the price of $5.44 per Warrant, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1 (the “Warrant Price”).

3.2Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date of issuance of the Warrant, and terminating at 5:00 p.m., New York City time on the Expiration Date, or, if earlier, upon the expiration of the Warrant upon an Event of Default by Lender under the Note. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date.
3.3Exercise of Warrants.
3.3.1Payment. Subject to the provisions of this Warrant Agreement, a Warrant may be exercised by the Registered Holder by delivering to the Company (i) the definitive warrant certificate evidencing the Warrants to be exercised, (ii) an election to purchase any shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder, and (iii) the payment in full of the applicable Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, in lawful money of the United States, in good certified check or good bank draft payable to the Company.
3.3.2Issuance of Shares of Common Stock on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the Registered Holder of such Warrant the number of full shares of Common Stock to which such Registered Holder is entitled, registered in such name or names as may be directed by such Registered Holder. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a valid exemption from registration is available or a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon the exercise of the Warrants (such shares of Common Stock, including any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect such shares of Common Stock, the “Warrant Shares”) is then effective and a current prospectus relating thereto is available. No Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Warrant unless such Warrant Shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Warrants. Subject to Section 4.6 of this Warrant Agreement, a Registered Holder of the Warrants may exercise its Warrants only for a whole number of shares of Common Stock. In no event will the Company be required to net cash settle the Warrant exercise.
3.3.3Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement and the form of warrant shall be validly issued, fully paid and non-assessable.
3.3.4Date of Issuance of Shares. Each person in whose name any book-entry position or certificate, as applicable, for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant was surrendered and payment of the applicable Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.
3.3.5Maximum Percentage. The Registered Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, the Registered Holder shall not be subject to this subsection 3.3.5 unless the Registered Holder makes such election. If the election is made by the Registered Holder, the Company shall not effect the exercise of the Warrant, and the Registered Holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, the Registered Holder (together with the Registered Holder’s affiliates (as defined below)), to the Company’s actual knowledge, would beneficially own in excess of 9.999% (or such other amount as the Registered Holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Registered Holder and its affiliates shall include the number of Warrant Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by the Registered Holder and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Registered Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the Registered Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Registered Holder, the Company shall, within two (2) Business Days, confirm orally and in writing to the Registered Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the Registered Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Registered Holder may from time to time increase or decrease the Maximum Percentage applicable to the Registered Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The term “affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act (or any successor rule).
3.3.6Maximum Percentage Subject to Stockholder Approval. Notwithstanding anything to the contrary in this Warrant, the Company shall not effect the exercise of the Warrant, and the Registered Holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, and the conversion or exercise of any other securities of the Borrower which would result in (i) the Registered Holder (together with the Registered Holder’s affiliates, to the Company’s actual knowledge, would beneficially own in excess of 19.9% of the shares of Common Stock outstanding immediately prior to the issuance of the Note, or (ii) a failure to comply with the 20% limitation on issuance below the applicable “Minimum Price” required by Section 713 of the NYSE American Company Guide; provided that the foregoing restriction shall not apply upon the Company obtaining the approval as may be required by the applicable rules and regulations of the NYSE American LLC (or any successor entity) from the stockholders of the Company to consent to any exercise of this Warrant and issuance of Warrant Shares.
4.ADJUSTMENTS.
4.1Stock Dividends. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock to all or substantially all holders of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock.
4.2Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.
4.3Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1 or Section 4.2 above, the applicable Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of applicable Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.
4.4Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Sections 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Registered Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised such Warrant(s) immediately prior to such event (the “Alternative Issuance” ); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Common Stock, the Registered Holder shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if the Registered Holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by the Registered Holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4.
4.5Notices of Changes in Warrant. Upon every adjustment of the applicable Warrant Price or the number of Warrant Shares, the Company shall give written notice thereof to the Registered Holder, which notice shall state the applicable Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to the Registered Holder of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
4.6No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the Registered Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Registered Holder.
4.7Form of Warrant. This Warrant Agreement need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same applicable Warrant Price and the same number of shares of Common Stock as is stated in the Warrants initially issued pursuant to this Warrant Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.
5.TRANSFER AND EXCHANGE OF WARRANTS.
5.1Transfer of Warrants. The Warrants may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. The Warrants will not be listed on any quotation system or traded on any securities exchange. “Permitted Transfer” means a transfer of Warrants (a) upon death of a Registered Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (d) in the case of Warrants held by the Registered Holder, by the Registered Holder to any affiliate of, or third party nominated by the Registered Holder, provided that the Registered Holder shall remain responsible for the obligations of the Registered Holder under the Note; provided; however, that the permitted transferee must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Warrant Agreement. Any attempted sale, assignment, transfer, pledge, encumbrance, or other disposition, other than a Permitted Transfer, shall be void.
5.2Registration of Transfer. The Company shall register the Permitted Transfer, from time to time, of any outstanding Warrant upon surrender of such Warrant for transfer, and, if in the form of a physical certificate, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such Permitted Transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.
5.3Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or Permitted Transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants.
5.4Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.
6.OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS.
6.1No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.
6.2Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.
6.3Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued or issuable pursuant to this Warrant Agreement.
7.MISCELLANEOUS PROVISIONS.
7.1Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Registered Holder shall bind and inure to the benefit of their respective successors and assigns.
7.2Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company), as follows: :

Serina Therapeutics, Inc.
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
Attention: Chief Financial Officer
With a copy to (which shall not constitute notice):
Bradley Arant Boult Cummings LLP
200 Clinton Ave. W., Ste. 900
Huntsville, AL 35801-4900
Attn: Scott Ludwig
Stephen Hinton

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Company to Investor shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by Investor with the Company), as follows:

[●]
[●]
[●]
[●]
Attention: [●]
7.3Applicable Law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.
7.4Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.
7.5Counterparts; Electronic Signatures. This Warrant Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Warrant Agreement transmitted electronically shall have the same authority, effect and enforceability as a manual signature.
7.6Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.
7.7Amendments. This Warrant Agreement may be amended in a writing executed by the parties hereto.
7.8Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
Exhibit A Form of Warrant Certificate
Exhibit B Legend

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the date first above written.
SERINA THERAPEUTICS, INC.
By:
Name:    Steve Ledger
Title:    Chief Executive Officer
[●]
By:
Name:
Title:
[Signature Page to Warrant Agreement]

EXHIBIT A
Form of Warrant Certificate
[FACE]
Number 1
Warrants
THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW
SERINA THERAPEUTICS, INC.
Incorporated Under the Laws of the State of Delaware

Warrant Certificate
This Warrant Certificate certifies that [●], or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of common stock, $0.0001 par value per share (“Common Stock”), of Serina Therapeutics, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price to the Company, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.
Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
The initial Exercise Price for any Warrant is equal to $5.44 per Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive fractional shares of Common Stock, the Company will round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the applicable Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.
Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Warrant Certificate shall not be valid unless countersigned by the Company.
This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws principles thereof.
A-1
/.

SERINA THERAPEUTICS, INC.

By:    ______________________________
Name:
Title:

/.

Form of Warrant Certificate
[Reverse]
The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [ ], 2025 (the “Warrant Agreement”), duly executed and delivered by the Company to [●], a [●] (“Investor”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.
Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement to the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.
The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of an Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.
Warrant Certificates, when surrendered to the Company by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
Upon due presentation for registration of transfer of this Warrant Certificate to the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
    The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase
(To Be Executed Upon Exercise of Warrant)
The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Serina Therapeutics, Inc. (the “Company”) in the amount of $         in accordance with the terms hereof. The undersigned requests that a certificate for shares of Common Stock be registered in the name of _____________, whose address is ________________________________________________, and that such shares of Common Stock be delivered to ________________________________whose address is ______________________________. If said number shares of Common Stock is less than all of shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of             , whose address is _______________________ and that such Warrant Certificate be delivered to ______________________, whose address is ________________.
[Signature Page Follows]

Date: , 20	(Signature)

_______________________________________
_______________________________________
(Address)

(Tax Identification Number)

EXHIBIT B
LEGEND
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 5 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER RESTRICTIONS.”
B-1